Exhibit 99.2

Luna Announces $27.5 Million Debt Financing From PNC

Proceeds to be used in part for acquisition

(ROANOKE, VA, December 3, 2020) - Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced optical technology, today announced that it has entered into an agreement for a new secured debt facility for $27.5 million. The facility is supplied by PNC Bank, National Association (an affiliate of PNC Financial Services Group, Inc. (NYSE: PNC)), one of the leading credit providers to middle market companies across the country. The new agreement includes a three-year $12.5 million term loan facility and a three-year $15.0 million revolving credit facility.

The new term loan and a portion of the new revolving credit facility will be used to fund a portion of the purchase price for Luna’s acquisition of OptaSense Holdings, Ltd., also being announced today. The agreement provides the Company with a term loan of $12.5 million, with an interest rate of LIBOR plus a margin ranging from 1.75-2.25% based on a net leverage ratio. The agreement also provides the Company with a revolving line of credit of up to $15.0 million, also with an interest rate of LIBOR plus a margin ranging from 1.75-2.25% based on a net leverage ratio.

“We are grateful for the strong support we received from PNC, as represented by our new debt facility,” said Scott Graeff, President and Chief Executive Officer of Luna. “This financing is allowing Luna to acquire a strong strategic business that provides capabilities we have been seeking that we believe will allow us to continue to drive profitable growth.”

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: Lightwave and Luna Labs. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

About PNC

The PNC Financial Services Group, Inc. (NYSE: PNC) is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding its continued profitable growth. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, technological and scientific challenges and those risks and uncertainties set forth in Luna’s Form 10-Q for the quarter ended September 30, 2020, and Luna's other periodic reports and filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Media Contact:
Jane Bailey
Phone: 540-525-0364
Email: baileyj@lunainc.com

Investor Contact:
Allison Woody
Phone: 540-769-8465
Email: woodya@lunainc.com